UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025 (March 13, 2025)

TRIUMPH GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12235 (Commission File Number)	51-0347963 (IRS Employer Identification No.)

555 E Lancaster Avenue Suite 400 Radnor, PA (Address of Principal Executive Offices)		19087 (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 251-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TGI	New York Stock Exchange LLC
Purchase rights	N/A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (* 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (* 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2025, Triumph Group, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Tax Benefits Preservation Plan, dated March 11, 2022, effective as of March 13, 2022 (the “Plan”), by and between the Company and Computershare Trust Company, N.A., as rights agent. In connection with the terms of the Plan and the previously announced Agreement and Plan of Merger (the “Merger”), dated as of February 2, 2025, by and among the Company, Titan BW Acquisition Holdco Inc., a Delaware corporation (“Parent”), and Titan BW Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), (i) the Board of Directors of the Company exempted Parent and Merger Sub from the definition of “Acquiring Person” (as defined in the Plan), conditioned upon the consummation of the Merger and (ii) the Company committed to terminate the Plan concurrent with or prior to the consummation of the Merger.

The Amendment (i) increases the purchase price for each one-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock, par value $0.01 per share, from $105.00 to $125.00, (ii) extends the Final Expiration Date (as defined in the Plan) from March 13, 2025 to March 13, 2028 (subject to other earlier termination events, including if stockholder approval of the Amendment has not been obtained by March 13, 2026), (iii) amends the definition of Expiration Date to provide that, in addition to the existing expiration events, the Plan will expire automatically upon the earlier effectiveness of the Merger and (iv) changes the Company’s address for notices or demands under the Plan.

 The Amendment was not adopted as a result of or in response to, any effort to acquire control of the Company. The Amendment has been adopted in order to preserve for the Company’s stockholders the long-term value of the Company’s net operating loss carry-forwards for United States federal income tax purposes and other tax benefits.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on March 11, 2022, and the Amendment, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1
Amendment No. 1, dated as of March 13, 2025, to the Tax Benefits Preservation Plan, dated March 11, 2022, effective as of March 13, 2022, by and between Triumph Group, Inc. and Computershare Trust Company, N.A., as rights agent.

104.1	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIUMPH GROUP, INC.

By:	/s/ Jennifer H. Allen
Jennifer H. Allen
Chief Administrative Officer, Senior Vice President, General Counsel and Secretary

Date: March 13, 2025